Exhibit 99.3

INDEX TO FINANCIAL STATEMENTS

IMPAC Medical Systems, Inc.
Unaudited Pro Forma Financial Information	2
Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet as of September 30, 2003	3
Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations for the Year Ended September 30, 2003	4
Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements	5

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma financial information has been prepared to give effect to the combination of the Company, Tamtron and MRS using the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined consolidated financial statements. The unaudited pro forma condensed combined consolidated balance sheet was prepared as if the Tamtron/MRS Acquisition had taken place on September 30, 2003. The unaudited pro forma condensed combined consolidated statement of operations was prepared as if the Tamtron/MRS Acquisition had taken place on October 1, 2002.

The Company’s fiscal year end is September 30, whereas Tamtron’s and MRS’ fiscal year ends are December 31. The following pro forma condensed combined statement of operations data for the year ended September 30, 2003 combines the results of operations of the Company, Tamtron and MRS for the twelve months ended September 30, 2003. Tamtron’s and MRS’ results of operations for the twelve months ended September 30, 2003 were calculated by combining the results of operations for the nine months ended September 30, 2003 and the results of operations for the three months ended December 31, 2002.

The unaudited pro forma adjustments are based on preliminary estimates, available information and certain assumptions and may be revised as additional information becomes available. The unaudited pro forma financial information is not intended to represent what the Company’s financial position or results of operations actually would have been if the acquisition had occurred on those dates or to project the Company’s financial position or results of operations for any future period. The unaudited pro forma condensed combined financial results may not be comparable to, or indicative of, future performance.

The unaudited pro forma condensed combined financial statements include adjustments, which are based upon preliminary estimates, to reflect the allocation of the purchase price to the acquired assets and assumed liabilities of Tamtron and MRS. The preliminary purchase price allocation has been completed (see Note 2). The final allocation of the purchase price will be determined after the completion of the integration and will be based upon actual net tangible and intangible assets acquired as well as liabilities assumed. The preliminary purchase price allocation for Tamtron and MRS is subject to revision as more detailed analysis is completed and additional information on the fair values of Tamtron’s and MRS’ assets and liabilities becomes available. Any change in the fair value of the net assets of Tamtron or MRS will change the amount of the purchase price allocable to goodwill. Final purchase accounting adjustments may differ materially from the pro forma adjustments presented here.

The unaudited pro forma financial information is based upon the respective historical consolidated financial statements of the Company, Tamtron and MRS and should be read in conjunction with the historical consolidated financial statements of the Company, Tamtron and MRS and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s annual report, quarterly reports and other information on file with the SEC.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET

(in thousands)

	Historical			Pro Forma
	IMPAC As of September 30, 2003	Tamtron As of September 30, 2003	MRS As of September 30, 2003	Adjustments		Combined
Assets
Current assets:
Cash and cash equivalents	$57,979	$2	$135	$(22,137	)(a),(c)	$35,979
Available-for-sale securities	7,052	—	—	—		7,052
Accounts receivable, net	12,100	1,198	573	—		13,871
Unbilled accounts receivable	—	215	—	—		215
Inventories	66	—	—	—		66
Deferred income taxes, net	6,334	—	130	(130	)(a)	6,334
Income tax refund receivable	339	—	—	—		339
Prepaid expenses and other current assets	4,667	9	21	—		4,697

Total current assets	88,537	1,424	859	(22,267)		68,553
Available-for-sale securities	2,719	—	—	—		2,719
Property and equipment, net	3,573	1,854	126	(1,395	)(b)	4,158
Deferred income taxes	1,137	—	—	—		1,137
Goodwill	654	6,396	5,986	1,766	(b),(e)	14,802
Other intangible assets, net	918	8,329	2,828	(2,518	)(b),(e)	9,557
Other assets	459	32	5	—		496

Total assets	$97,997	$18,035	$9,804	$(24,414)		$101,422

Liabilities, Redeemable Convertible Preferred Stock, Common Stock Subject to Rescission Rights and Stockholders’ Equity
Current liabilities:
Customer deposits	$10,900	$—	$—	$—		$10,900
Accounts payable	864	336	116	(452	)(a)	864
Accrued liabilities	4,758	503	180	(253	)(a),(c)	5,188
Income taxes payable	2,353	—	927	(927	)(a)	2,353
Deferred revenue	27,079	2,638	2,376	(1,530	)(d)	30,563
Capital lease obligations, current portion	74	57	—	—		131

Total current liabilities	46,028	3,534	3,599	(3,162)		49,999

Payable to parent company (IMPATH Inc.)	—	29,731	9,004	(38,735	)(a)	—
Customer deposits	232	—	—	—		232
Capital lease obligations, less current portion	41	11	—	—		52
Deferred income taxes	—	2,162	1,009	(3,171	)(a)	—

Total liabilities	46,301	35,438	13,612	(45,068)		50,283

Common stock subject to rescission rights	98	—	—	—		98

Stockholders’ equity:
Preferred stock	—	—	—	—		—
Common stock	10	286	10	(296	)(a)	10
Additional paid-in capital	47,792	—	—	—		47,792
Accumulated other comprehensive loss	(16)	—	—	—		(16)
Retained earnings (accumulated deficit)	3,812	(17,689)	(3,818)	20,950	(a),(e)	3,255

Total stockholders’ equity	51,598	(17,403)	(3,808)	20,654		51,041

Total liabilities, redeemable convertible preferred stock, common stock subject to rescission rights and stockholders’ equity	$97,997	$18,035	$9,804	$(24,414)		$101,422

The accompanying notes are an integral part of these unaudited pro forma condensed combined consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except per share amounts)

	Historical			Pro Forma
	IMPAC Year Ended September 30, 2003	Tamtron Twelve Months Ended September 30, 2003(1)	MRS Twelve Months Ended September 30, 2003(1)	Adjustments		Combined
Sales, net	$54,880	$8,146	$4,950	$—		$67,976
Cost of sales	17,606	3,476	858	—		21,940

Gross profit	37,274	4,670	4,092	—		46,036

Operating expenses:
Research and development	9,898	—	—	—		9,898
Sales and marketing	14,265	2,956	2,561	—		19,782
General and administrative	5,348	—	—	—		5,348
Amortization of goodwill and other intangible assets	345	1,861	443	(81	)(a),(b)	2,568
Goodwill impairment	—	16,157	4,500	(20,657	)(a)	—

Total operating expenses	29,856	20,974	7,504	(20,738)		37,596

Operating income	7,418	(16,304)	(3,412)	20,738		8,440
Interest expense	(35)	(14)	(1)	—		(50)
Interest and other income	572	—	1	(271	)(c)	302

Income (loss) before provision for income taxes	7,955	(16,318)	(3,412)	20,467		8,692
Provision for income taxes	(2,780)	(6)	(385)	133	(d)	(3,038)

Net income (loss)	5,175	(16,324)	(3,797)	20,600		5,654
Accretion of redeemable convertible preferred stock	(2,229)	—	—	—		(2,229)

Net income (loss) available for common stockholders	$2,946	$(16,324)	$(3,797)	$20,600		$3,425

Net income per common share:
Basic	$0.33					$0.38

Diluted	$0.30					$0.35

Weighted-average shares used in computing net income per common share:
Basic	9,010					9,010

Diluted	9,741					9,741

(1)	Tamtron and MRS’ results of operations for the year ended September 30, 2003 were calculated by combining the results for the nine months ended September 30, 2003 and the results for the three months ended December 31, 2002.

The accompanying notes are an integral part of these condensed combined consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma condensed combined consolidated financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

1. BASIS OF PRO FORMA PRESENTATION

On December 23, 2003, the Company completed the acquisition of certain assets and certain liabilities of Tamtron Corporation (“Tamtron”) and Medical Registry Services, Inc. (“MRS”), the PowerPath® pathology information management and cancer registry information system businesses of IMPATH Inc. (“IMPATH”) for total cash consideration of $22.0 million and approximately $430,000 of direct acquisition costs (the “Tamtron/MRS Acquisition”). The Tamtron/MRS Acquisition was made pursuant to an asset purchase agreement, dated November 24, 2003, by and among Tamtron, MRS and the Company. The Tamtron/MRS Acquisition was accounted for in accordance with SFAS No. 141 “Business Combinations” using the purchase method of accounting. The Company intends to continue to operate each of the acquired businesses.

The unaudited pro forma condensed combined consolidated statement of operations for the year ended September 30, 2003 combines the results of operations of the Company, Tamtron and MRS for the twelve months ended September 30, 2003, to give effect to the acquisition as if the acquisition had occurred on October 1, 2002. Tamtron’s and MRS’ results of operations for the twelve months ended September 30, 2003 were calculated by combining the results of operations for the nine months ended September 30, 2003 and the results of operations for the three months ended December 31, 2002.

Certain reclassifications have been made to conform Tamtron’s and MRS’ historical amounts to the Company’s financial statement presentation.

2. PURCHASE PRICE

The unaudited pro forma condensed combined consolidated financial statements reflect a total purchase price of $22.4 million, which is comprised of total cash payments to IMPATH of $22.0 million and approximately $430,000 in direct acquisition costs.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS (continued)

The Tamtron/MRS Acquisition was accounted for in accordance with SFAS No. 141 “Business Combinations” using the purchase method of accounting. The purchase price was allocated to the net tangible and identifiable intangible assets acquired and the liabilities assumed based on their estimated fair values as of September 30, 2003 as determined by management. The excess of the purchase price over the fair value of the net identifiable assets was allocated to goodwill. The pro forma purchase price allocation as of September 30, 2003 is as follows (in thousands):

Tangible assets	$2,638
Deferred revenue	(3,484)
Other liabilities	(68)
Developed/core technology	5,138
Customer base	3,032
Tradename	469
In-process research and development	557
Goodwill	14,148

$22,430

The Company is amortizing the developed/core technology, the customer base and tradename acquired from Tamtron on a straight line basis over five years, seven years and six years, respectively. The Company is amortizing the developed/core technology, the customer base and tradename acquired from MRS on a straight line basis over two years, five years and two years, respectively. In accordance with SFAS No. 142, “Goodwill and Other Intangible Assets,” no amortization has been recorded on the goodwill. As a result of the Tamtron/MRS Acquisition, the Company expects to recognize amortization expense of $2.1 million, $2.0 million, $1.6 million, $1.4 million, $1.4 million and $638,000 during fiscal years 2004, 2005, 2006, 2007, 2008 and thereafter, respectively.

The fair value of the identifiable assets, including the portion of the purchase price attributed to the developed/core technology, acquired in-process research and development, the customer base and the tradename was determined by management. The income approach was used to value the developed/core technology, the customer base, the tradename and the acquired in-process research and development, which includes an analysis of the completion costs, cash flows, other required assets and risk associated with achieving such cash flows. Gross margins were estimated to be stable and operating expense ratios were estimated to slightly improve over the years. The present value of the cash flows for MRS was calculated with a discount rate of 15% for the developed/core technology, customer base and tradename, and 20% for the in-process research and development. The present value of the cash flows for Tamtron was calculated with a discount rate of 15% for the developed/core technology and customer base, 17.5% for the tradename and 20% for the in-process research and development.

The in-process research and development projects relate primarily to the development of additional modules to the pathology information system and additional features for the registry

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS (continued)

system and are expected to be completed over the next twelve months. The purchased in-process technology was not considered to have reached technological feasibility and it has no alternative future use. Accordingly, it was recorded as a component of operating expense. The revenues, expenses, cash flows and other assumptions underlying the estimated fair value of the acquired in-process research and development involve significant risks and uncertainties. The risks and uncertainties associated with completing the acquired in-process projects include retaining key personnel and being able to successfully and profitably produce, market and sell related products. The Company does not know of any developments which would lead it to significantly change its original estimate of the expected timing and commercial viability of these projects.

The pro forma Goodwill of approximately $14.1 million represents the excess of the purchase price over the fair value of the net tangible and identifiable intangible assets acquired. The Company believes that its existing registry product offering along with the assets of MRS positions it as a leader in the market for data aggregation of cancer care information. The Company also believes that the addition of assets from Tamtron in the area of pathology information systems creates a more relevant and comprehensive product offering to its customers. The combination of both acquisitions allows the Company to better achieve its goal to provide a total solution that manages the complexity of cancer care throughout the spectrum of detection, diagnosis, treatment and follow-up.

3. PRO FORMA ADJUSTMENTS

The following unaudited pro forma condensed combined financial information gives effect to the acquisition by the Company of Tamtron and MRS. The unaudited pro forma condensed combined balance sheet is based on the historical balance sheets of the Company, Tamtron and MRS at September 30, 2003 and has been prepared to reflect the acquisition as if the acquisition was consummated on September 30, 2003. The unaudited pro forma condensed combined statement of operations combines the results of operations of the Company, Tamtron and MRS for the year ended September 30, 2003 as if the acquisition had occurred on October 1, 2002.

The unaudited pro forma condensed combined balance sheet gives effect to the following pro forma adjustments:

(a)	Adjustment to eliminate the assets and liabilities that were not acquired by the Company, as defined in the asset purchase agreement. This consists principally of intercompany payable balances due to IMPATH, other operating liabilities and cash. This adjustment also eliminates the historical equity of Tamtron and MRS.

(b)	Adjustment to eliminate recorded goodwill of $12.4 million, net other intangible assets of $11.2 million and net capitalized software development costs of $1.4 million.

(c)	Adjustment to record the $22.0 million cash payment for the Tamtron/MRS Acquisition and the accrual of direct transaction costs of approximately $430,000.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS (continued)

(d)	Adjustment to reduce Tamtron’s and MRS’ deferred revenue by $1.5 million to the estimated fair value.

(e)	Adjustment to record estimated $14.1 million of cost in excess of fair value of net assets acquired, $8.6 million of other intangible assets and the write-off of purchased in-process research and development of $557,000.

The unaudited pro forma condensed combined statement of operations gives effect to the following pro forma adjustments:

(a)	Adjustment to eliminate amortization of $2.1 million of pre-acquisition intangible assets and capitalized software costs and goodwill impairment charges of $20.7 million recorded by Tamtron and MRS. Capitalized software development costs, goodwill and other intangible assets were all revalued at the time of the Tamtron/MRS Acquisition.

(b)	Adjustment to increase amortization expense by $2.0 million to amortize (i) the developed/core technology intangible assets resulting from the transaction for Tamtron and MRS over 60 and 24 months, respectively, (ii) the customer base intangible assets resulting from the transaction for Tamtron and MRS over 84 and 60 months, respectively; and (iii) the tradename intangible assets resulting from the transaction for Tamtron and MRS over 72 and 24 months, respectively.

(c)	Adjustment to reflect the estimated decrease in interest income of $271,000 related to the cash payment for the Tamtron/MRS Acquisition.

(d)	Adjustment of $133,000 to the provision for income taxes to apply the Company’s effective tax rate.